Exhibit 99.1

NanoVibronix UroShield Approved for Sale through NHS Internal

Supply Chain Contract

New Contract is Expected to Increase Availability and Expedite Distribution of UroShield Across the United Kingdom

ELMSFORD, N.Y., September 23, 2022 — NanoVibronix, Inc., (NASDAQ: NAOV), a medical device company utilizing the Company’s proprietary and patented low intensity surface acoustic wave (SAW) technology, today announced its UroShield has been approved for sale by the U.K.’s National Health System’s (NHS) internal supply organization, NHS Supply Chain, through a new contract.

Brian Murphy, CEO of NanoVibronix, stated, “This new contract with NHS Supply Chain provides dedicated end-to-end supply chain service of our UroShield for every NHS healthcare organization. UroShield will be available to all patients who the need the device with full clinical support, through the NHS supply chain. It represents a significant opportunity for us to expand distribution of UroShield as it will now be made available to all clinicians and their patients through the NHS organization’s own supply channel. NHS Supply Chain manages the sourcing, delivery and supply of healthcare products and services for NHS trusts and healthcare organizations across England and Wales. The organization processes more than eight million orders per year across 94,000 order points and 17,465 locations serving as an integral part of the national healthcare system in the U.K. We are ramping up production to meet an increase in demand that we anticipate as a result of this exciting development.”

The new contract, which is designed to provide new innovative products for healthcare providers, begins in October 2022 and will merge with the existing Urology and Stoma framework contract in February 2024 with optional extension periods.

Under the contract, NHS Supply Chain describes UroShield as a disposable ultrasound device designed to reduce the risk of catheter-associated urinary tract infection (CAUTI) by reducing bacterial colonization and biofilm formation on indwelling urinary catheters. This ultimately translates into improved outcomes for patients and care provides, reduces the need for antibiotics, catheter changes and washouts and incidence of hospital visits, thereby reducing nursing time, bed days and ambulance transfers.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield® and UroShield®, which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed, (ii) market acceptance of our existing and new products or lengthy product delays in key markets; (iii) negative or unreliable clinical trial results; (iv) inability to secure regulatory approvals for the sale of our products; (v) intense competition in the medical device industry from much larger, multinational companies; (vi) product liability claims; (vii) product malfunctions; (viii) our limited manufacturing capabilities and reliance on subcontractor assistance; (ix) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (x) our ability to successfully obtain and maintain intellectual property protection covering our products; (xi) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xii) our reliance on single suppliers for certain product components, (xiii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiv) our conducting business in foreign jurisdictions exposing us to additional challenges, such as foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.